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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF PMR CORPORATION,
                             A DELAWARE CORPORATION

      Name                                                          State
      ----                                                          -----

      InfoScriber Corporation                                       Delaware

      Psychiatric Management Resources, Inc.                        California

      Collaborative Care Corporation                                Tennessee

      PMR Acquisition Corporation                                   Delaware